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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Rural Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RURAL CELLULAR CORPORATION

3905 Dakota Street S.W.
Alexandria, Minnesota 56308

April 8, 2002

Dear Shareholder:

        On behalf of the Board of Directors and management of Rural Cellular Corporation, it is my pleasure to invite you to the annual meeting of shareholders.

        The annual meeting will be held on Thursday, May 16, 2002, at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, we will vote on the matters described in the attached proxy statement and notice of annual meeting of shareholders.

        I urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. It is also important that you complete and sign the enclosed proxy. RCC is your company, and I strongly urge you to exercise your right to vote. Included with the Proxy Statement is the Company's Annual Report for fiscal year 2001.

        Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also cast your vote electronically via the Internet by following the detailed instructions enclosed. Please return your proxy or cast your vote electronically even if you plan to attend the meeting.

        On behalf of the Board of Directors and management, I thank you for your participation by voting and for your continued support of and interest in Rural Cellular Corporation.

        We hope that you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

Richard P. Ekstrand
 President and Chief Executive Officer

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 16, 2002

        Please take notice that the annual meeting of the shareholders of Rural Cellular Corporation, a Minnesota corporation, will be held at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, holders of the Company's common stock will consider and vote upon the following matters:

  •
  the election of three Class II directors, each for a three-year term expiring in 2005; and

  •
  the approval of the increase in number of shares authorized to be issued under our Stock Option Plan for Nonemployee Directors to 400,000.

        In addition, the Class M preferred shareholders, voting separately as a group, will elect two directors, each for a term expiring in 2003.

        The Board of Directors of the Company has fixed the close of business on March 20, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. The transfer books of the Company will not be closed.

        You are urged to complete, date, sign, and return the accompanying proxy card in the enclosed, self-addressed envelope or to vote electronically via the Internet as described on the proxy card. In addition, please attend the annual meeting if you can do so.

BY ORDER OF THE BOARD OF DIRECTORS

Ann K. Newhall
 Secretary

Dated: April 8, 2002

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 16, 2002

SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is solicited by the board of directors of Rural Cellular Corporation in connection with the annual meeting of its shareholders, which will be held on May 16, 2002, and any adjournments thereof.

Record Date

  •
  You may vote if you were a shareholder of record on March 20, 2002.

How To Vote

  •
  By signing and returning the enclosed proxy card or voting electronically via the Internet, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

How Your Proxy Will be Voted

  •
  Your shares will be voted in accordance with your instructions. If you do not give any voting instructions, your proxy, subject to the following, will be voted FOR the election of the directors nominated by the Board and FOR the increase in number of shares authorized to be issued under our Stock Option Plan for Nonemployee Directors to 400,000.

How to Revoke Your Proxy

  •
  You have the power to revoke your grant of proxy at any time prior to the convening of the annual meeting. Revocation must be in writing, signed in exactly the same manner as the proxy, and dated. Revocations of proxy will be honored if received at our offices, addressed to Ann K. Newhall, Secretary, on or before May 15, 2002. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated proxy prior to the convening of the annual meeting. Unless revoked, all properly executed or electronically submitted proxies received in time will be voted.

Abstentions

  •
  If you abstain from voting as to any matter, then your shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

Broker Non-Votes

  •
  If a broker turns in a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Costs of Solicitation

  •
  We will pay for costs of soliciting proxies, including the costs of preparing and mailing the notice of annual meeting of shareholders and this proxy statement. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by our officers or other employees, who will receive no special compensation for their services. We may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.

        Copies of this proxy statement and proxies will first be mailed to shareholders on or about April 8, 2002.

VOTING RIGHTS

        Only shareholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of that date, there were issued and outstanding 11,193,622 shares of Class A Common Stock, 727,416 shares of Class B Common Stock and 110,000 shares of Class M Convertible Preferred Stock. Each holder of record of Class A Common Stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B Common Stock is entitled to ten votes for each share registered in his or her name as of the record date. In addition, the holders of the Class M Convertible Preferred Stock are permitted to vote with the holders of the common stock on an as-converted basis. As of March 20, 2002, these holders are entitled to a total of 2,075,471 votes at the annual meeting. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B Common Stock, in the aggregate, entitled to vote at the annual meeting will constitute a quorum for the transaction of business.

        The following table shows certain information relating to outstanding shares and voting rights as of the record date:

Class of Stock	Shares outstanding	Votes per share	Votes per class
Class A Common Stock	11,193,622	1	11,193,622
Class B Common Stock	727,416	10	7,274,160
Class M Convertible Preferred Stock (1)	2,075,471	1	2,075,471

Total	13,996,509		20,543,253

(1)
Reflects conversion of Class M Convertible Preferred Stock into Class A common stock at $53 per share

BOARD RECOMMENDATIONS

        Our board of directors recommends that you vote FOR the election of directors nominated by the Board and FOR the amendment to the Stock Option Plan For Nonemployee Directors.

        Directors are elected by plurality of the votes cast, in person or by proxy, at the annual meeting, which means that the three nominees for Class II directors receiving the highest number of votes will be elected. Because there are only three Class II nominees, each will be elected if he or she receives any number of votes. If you do not wish to have your shares voted for a particular nominee, you may withhold authority as indicated on the proxy card. For all other matters, approval requires the affirmative vote by holders of at least a majority of the voting power of the shares voting on such matter.

OWNERSHIP OF VOTING SECURITIES

        The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of March 20, 2002 (except as otherwise noted) by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;

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  each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);

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  each director and nominee as a director; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. A "currently exercisable" option is an option exercisable as of, or becoming exercisable within 60 days following, the record date.

	Class A		Class B
Name and address of beneficial owner	Number of shares	Percentage of class	Number of shares	Percentage of class	Percentage of combined voting power
Gabelli Asset Management Inc.(1) One Corporate Center Rye, NY 10580-1442	1,664,805	14.9%	—	—	8.1%
Madison Dearborn Partners(2) Three First Plaza Suite 330 Chicago, IL 60602	1,048,235	8.6%	—	—	5.1%
Franklin Resources, Inc.(3) 777 Mariners Island Boulevard San Mateo, CA 94404	862,600	7.7%	—	—	4.2%
Boston Ventures Management, Inc.(4) One Federal Street 23rd Floor Boston, MA 02110-2003	702,323	5.9%	—	—	3.4%

Douglas Family Trust(5) 1101 Fifth Avenue, Suite 360 San Rafael, California 94901	610,000	5.5%	—	—	3.0%
Telephone & Data Systems, Inc.(6) 30 North LaSalle Street Chicago, IL 60602	586,799	5.2%	132,597	15.9%	8.8%
Goldman Sachs Asset Management(7) 32 Old Slip New York, NY 10005	568,620	5.1%	—	—	2.8%
Consolidated Telephone Company 1102 Madison Street Brainerd, MN 56401	141,107	1.3%	86,189	11.9%	4.9%
Arvig Enterprises, Inc. 160 2nd Ave. S.W. Perham, MN 56573	424,664	3.8%	121,664	16.7%	8.0%
Paul Bunyan Rural Telephone Cooperative(8) 1831 Anne Street NW Bemidji, MN 56601	49,821	*	85,332	11.7%	4.4%
Melrose Telcom, Inc. 320 East Main Street Melrose, MN 56352	—	—	79,493	10.9%	3.9%
Garden Valley Telephone Co. 201 Ross Avenue Brandon, MN 56315-0187	—	—	45,035	6.2%	2.2%
Communication Alternatives, Inc. 2220 125th Street NW Rice, MN 56367-9701	—	—	46,376	6.4%	2.3%
Richard P. Ekstrand(9)	332,223	2.9%	32,708	4.5%	3.2%
Paul J. Finnegan(10)	1,048,235	8.6%	—	—	5.1%
Jeffrey S. Gilbert(11)	79,196	*	85,332	11.7%	4.5%
John Hunt(12)	706,323	5.9%	—	—	3.4%
Ann K. Newhall(13)	96,887	*	—	—	*
Marvin C. Nicolai(14)	28,650	*	—	—	*
George M. Revering(15)	119,350	1.1%	—	—	*
Wesley E. Schultz(16)	164,000	1.5%	—	—	*
Don C. Swenson(17)	41,564	*	—	—	*
George W. Wikstrom(18)	84,152	*	34,944	4.8%	2.1%
Scott G. Donlea(19)	62,253	*	—	—	*
David J. Del Zoppo(20)	23,344	*	—	—	*
All directors and executive officers as a group (12 persons)(21)	2,786,177	20.5%	152,984	21.0%	20.3%

*
Denotes less than 1%.

(1)
Based on Schedule 13D/A dated March 1, 2002, filed jointly by Gabelli Performance Partnership, L.P., Gemini Capital Management, LLC, GAMCO Investors, Inc., Gabelli Funds, LLC, MJG Associates, Inc., Gabelli International Limited, Gabelli Securities, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., and Marc J. Gabelli.

(2)
Based on Schedule 13D dated April 13, 2000 (the "April 2000 13D") filed jointly by Boston Ventures Company V, L.L.C., Boston Ventures Limited Partnership V, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Partners III, L.P., Madison Dearborn Partners, LLC, Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, The Toronto-Dominion Bank, Toronto Dominion Holdings (U.S.A.), Inc. and Toronto Dominion Investments, Inc. Reflects 1,037,735 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 10,500 shares of Class A common stock that may be issued upon exercise of currently exercisable options.

(3)
Based on Schedule 13G/A dated February 14, 2002, filed by Franklin Resources, Inc.

(4)
Based on the April 2000 13D. Reflects 691,823 shares of Class A common stock into which 36,663 shares of Class M convertible preferred stock owned by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 10,500 shares of Class A common stock that may be issued upon exercise of currently exercisable options.

(5)
Based on Schedule 13G dated March 11, 2002, filed by the Douglas Family Trust.

(6)
Based on Schedule 13G/A dated January 22, 2002, filed jointly by Arvig Telcom, Inc., Arvig Cellular, Inc., Arvig Telephone Company, Mid-State Telephone Company, Minnesota Invco of RSA #5, Inc., United States Cellular Corporation, United States Cellular Investment Company, and TDS Telecommunications Corporation. Includes 43,000 shares of Class A common stock and 105,940 shares of Class B common stock into which shares of Series A and Series B Class T convertible preferred stock, respectively, may be converted at any time that the ownership by Telephone & Data Systems, Inc., or its affiliates, of such shares will not violate the cross-ownership rules of the FCC.

(7)
Based on Schedule 13G/A dated February 14, 2002 filed by Goldman Sachs Asset Management.

(8)
Includes 15,000 shares of Class A common stock owned by a subsidiary of Paul Bunyan Rural Telephone Cooperative.

(9)
Includes 97,276 shares of Class A common stock and 32,708 shares of Class B common stock owned by North Holdings, Inc., of which Mr. Ekstrand is the sole shareholder and president, and 1,000 shares of Class A common stock held by or on behalf of Mr. Ekstrand's children. Also includes 197,503 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(10)
Reflects 1,037,735 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 10,500 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Paul J. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., an affiliate of Madison Dearborn Partners, LLC.

(11)
Includes 34,821 shares of Class A common stock and 85,332 shares of Class B common stock owned by Paul Bunyan Rural Telephone Cooperative, of which Mr. Gilbert is Assistant Manager, and 15,000 shares of Class A common stock owned by Northern Communications, Inc., of which Mr. Gilbert is the General Manager. Mr. Gilbert disclaims beneficial ownership of these shares. Also includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(12)
Reflects 691,823 shares of Class A common stock into which 36,663 shares of Class M convertible preferred stock held by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 10,500 shares of Class A common stock that may be issued upon exercise of currently exercisable options. John Hunt is a director of Boston Ventures Management, Inc., an affiliate of Boston Ventures Limited Partnership V.

(13)
Includes 92,325 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(14)
Includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options and 2,400 shares held as cotrustee of revocable trust in the name of his spouse.

(15)
Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(16)
Includes 155,325 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(17)
Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(18)
Includes 45,179 shares of Class A common stock and 34,944 shares of Class B common stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 26,250 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(19)
Includes four shares of Class A common stock owned by or on behalf of Mr. Donlea's wife and children and 55,449 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(20)
Includes 22,614 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(21)
Includes 685,966 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

ITEM NO. 1

ELECTION OF DIRECTORS

        The Company's Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. The three directors in Class II whose terms are expiring, Ann K. Newhall, George M. Revering and Don C. Swenson, have been nominated by the Board of Directors for reelection.

        Paul J. Finnegan and John Hunt were elected to serve as directors for a term expiring at the 2002 annual meeting by the holders of the Class M convertible preferred stock, who have the right, voting separately as a class, to elect two directors. Accordingly, concurrently with the annual meeting, the Class M holders are expected to reelect Messrs. Finnegan and Hunt to the Board of Directors. In accordance with the Company's Articles of Incorporation and Bylaws, these individuals will not be designated to serve in any of the three classes, but will be elected as provided for under the terms of the issuance of the Class M convertible preferred stock.

        The holders of the Common Stock are being asked to vote for Ann K. Newhall, George M. Revering and Don C. Swenson, as Class II directors, to terms expiring in 2005. In each case, the individual will be elected to hold office until the expiration of the term and until a successor has been elected and qualified or until his or her death, resignation, or removal, if earlier.

        Election of directors is determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting.

        The Board of Directors of the Company recommends that the above nominees be elected. Unless instructed not to vote for the election of the nominees, the Proxies will vote to elect the nominees above named. If any nominee is not a candidate for election at the meeting, the Proxies may vote for such other person as they, in their discretion, may determine.

        Certain information regarding the nominees and the continuing directors of the Company is set forth below:

Nominees for Election as Class II Directors (terms expiring in 2005)

        Ann K. Newhall, 51, has been a director since 1999. She joined us as Senior Vice President and General Counsel in February 1999. In February 2000, she was appointed Secretary, and in August 2000, she was appointed Executive Vice President and Chief Operating Officer. Prior to joining us, Ms. Newhall was a shareholder attorney with Moss & Barnett, A Professional Association, most recently serving as President and a director of the firm. Ms. Newhall received her J.D. from the University of Minnesota Law School, cum laude, in 1977.

        George M. Revering, 60, has been a director since 1990. Mr. Revering is currently retired and had served as president and general manager of Midwest Information Systems Inc. from 1976 until 2001. Mr. Revering is also a director of Cellular 2000, Inc.

        Don C. Swenson, 60, has been a director since 1990 and served as Secretary from June 1995 until February 2000. Mr. Swenson served as Director of Operations of Arvig Communications Systems, Inc. from 1981 until his retirement in October 2001. Mr. Swenson also serves as a director of Arvig Enterprises, Inc. and Cellular 2000, Inc. Arvig Enterprises, Inc. is one of our shareholders. Mr. Swenson has also been a member of the board of directors of United Community Bank, Perham, Minnesota, since 1993.

Continuing Class I Directors (terms expiring in 2004)

        Jeffrey S. Gilbert, 52, has been a director since 1995. Since September 1996, he has served as Assistant Manager of Paul Bunyan Rural Telephone Cooperative and General Manager of Northern Communications, Inc., a wholly-owned subsidiary of Paul Bunyan. Both Paul Bunyan and Northern Communications, Inc. are shareholders of Rural Cellular.

        Marvin C. Nicolai, 60, has been a director since 1995. Mr. Nicolai served from 1995 until his retirement in July 2001 as General Manager of Consolidated Telephone Company, a local exchange telephone company and one of our shareholders, and Northland Communications Corporation, a wholly-owned subsidiary of Consolidated. Mr. Nicolai is a director of Cellular 2000, Inc.

        Wesley E. Schultz, 45, has been a director since 1999. He joined us in May 1996 as Vice President of Finance and Chief Financial Officer. In October 1999, he was appointed Senior Vice President and Chief Financial Officer and Assistant Secretary, and in August 2000, he was appointed Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Schultz had served as acting Chief Financial Officer of Spanlink Communications, Inc. since February 1996. Mr. Schultz is a certified public accountant and served for three years as an auditor with Deloitte and Touche, LLP.

Continuing Class III Directors (terms expiring in 2003)

        Richard P. Ekstrand, 52, has served as our President, Chief Executive Officer, and a director since 1990. In June 2001, he was named chairman of the Cellular Telecommunications Internet Association (CTIA) Board of Directors. Mr. Ekstrand had previously served as Chairman of the Board of Directors of the CTIA Wireless Foundation. He also was a founding director of the Rural Cellular Association and served as a director until 2000. In addition, he is past President of the Minnesota Telephone Association, the Association of Minnesota Telephone Utilities, and the Minnesota Telecommunications Association. Mr. Ekstrand is the sole shareholder, president, and a director of North Holdings, Inc. (formerly Lowry Telephone Co., Inc.), which is a shareholder of Rural Cellular. From 1994 through 2000, Mr. Ekstrand had served as vice president and a director of Lowry Telephone Co., Inc. North Holdings, Inc. is a member of Lowry Telephone Company, LLC, of which Mr. Ekstrand is the treasurer and a member of the board of governors.

        George W. Wikstrom, 64, has been a director since 1990 and was Vice President from 1991 until 2000. Mr. Wikstrom has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of Rural Cellular, for more than ten years. He also serves as President and a director of Cellular 2000, Inc. Mr. Wikstrom has been the Commissioner of the Northwest Regional Development Commission since 1979 and has served as a director of the Minnesota Association of Rural Telecommunications.

Nominees for Election by Class M Shareholders

        Paul J. Finnegan, 49, is a Managing Director of Madison Dearborn Partners, Inc. where he concentrates on investments in the communications industry. Mr. Finnegan has been with Madison Dearborn Partners since he co-founded the company in 1993. Prior to that time, Mr. Finnegan worked at First Chicago Venture Capital for ten years. Mr. Finnegan serves on the boards of directors of Allegiance Telecom, Inc., CompleTel Europe, LLC, Focal Communications, Inc., Reiman Holding Company, LLC, and the Telemundo Group. He also serves on the board of trustees of The Skyline Fund, a small cap mutual fund. Mr. Finnegan received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Finnegan was elected to the board of directors by the holders of our Class M convertible preferred stock.

        John Hunt, 36, is a Managing Director of Boston Ventures Management, Inc. He joined Boston Ventures in 1990 as an Associate and was named to his current position in 2000. Prior to joining Boston Ventures, Mr. Hunt was an investment analyst at Bear, Stearns & Co., Inc. Mr. Hunt also serves on the board of directors of Integra Telecom, Vista III Media, and Sports Trend Info. Mr. Hunt received a bachelor's degree in finance from the University of Massachusetts at Amherst in 1988. Mr. Hunt was elected to the board of directors by the holders of our Class M convertible preferred stock.

Meetings and Committees of the Board of Directors

        During fiscal 2001, the Board of Directors held five regular and six special meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served.

        The Company's Board of Directors has established an Audit Committee and a Compensation Committee. Jeffrey S. Gilbert (Chair), John Hunt, Marvin C. Nicolai and George M. Revering currently serve on the Audit Committee. The Audit Committee's duties include examination of matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit, and the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit Committee held four meetings during 2001. The Audit Committee operates under a written charter adopted by the Board of Directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Paul J. Finnegan (Chair), Marvin C. Nicolai, Don C. Swenson and George W. Wikstrom served on the Compensation Committee in fiscal 2001. Mr. Nicolai was General Manager of Consolidated Telephone Company until his retirement in July 2001. Consolidated Telephone Company holds more than 5% of the Company's Class B Common Stock and has engaged in various transactions with the Company, all of which are more fully described under "Certain Transactions." Mr. Swenson was a Director of Operations for Arvig Communications Systems until his retirement in October 2001. Arvig Communications Systems, together with certain affiliates, holds more than 5% of the Company's Class B Common Stock and has engaged in various transactions with the Company, all of which are more fully described under "Certain Transactions." The Compensation Committee's duties include consideration of and recommendations to the Company's Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies. The Compensation Committee held five meetings during 2001.

Compensation of Directors

        Directors' Fees.    Each of our nonemployee directors is paid an annual fee of $10,000. In addition, each nonemployee director is paid $750 for each Board meeting attended in person, $350 for each committee meeting attended in person, and $350 for each Board meeting and committee meeting attended via telephone conference and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. Total fees paid to all nonemployee directors as a group for services rendered during 2001 were $177,000.

        Directors' Stock Option Plan.    Directors who are not employees are eligible for options under the Company's Stock Option Plan for Nonemployee Directors. The plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the plan, nonemployee directors serving as of the day following the 2001 annual meeting were granted options to purchase an aggregate of 36,750 shares of Class A Common Stock at $32.02 per share. During 2001, one director exercised an option to purchase 5,250 shares and realized net value of $125,316.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers, directors, and holders of 10% or more of its outstanding common stock to file certain reports with the Securities and Exchange Commission. To our best knowledge, based solely on information provided to us by the reporting individuals, all of the reports required to be filed by these individuals were filed except that a Form 4 for Scott G. Donlea, one of our executive officers, reporting a stock option exercise of 12,000 shares and a sale of 5,181 shares of Class A common stock was not timely filed as required in October 2001. The exercise and sale have been reported on a timely filed Form 5.

ITEM NO. 2

INCREASE IN NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER
STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

        Effective September 15, 1995, the shareholders of the Company approved the Stock Option Plan for Nonemployee Directors (the "Directors Plan"), under which options to purchase up to an aggregate of 210,000 shares of Class A common stock may be granted to directors of the Company who are not employees of the Company or any subsidiary of the Company (each an "Eligible Director"). As of March 20, 2002, options to purchase 194,250 shares had been granted under the Directors Plan, and 15,750 shares were available for future grants.

Proposed Amendment

        The Company anticipates that it will continue to award options to nonemployee directors as such options are an important element of compensation for a director's service and promotes the director's commonality of interest with the shareholders. Accordingly, on February 21, 2002, the Board of Directors approved an amendment to paragraph 6 of the Directors Plan to increase the maximum aggregate number of shares issuable under the Directors Plan from 210,000 to 400,000 shares of Class A common stock. The Board of Directors is requesting that the shareholders approve this amendment to the Directors Plan.

Description of Directors Plan

        The Directors Plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A common stock on that date. Each option becomes exercisable on the earlier of the first anniversary date of the date of grant or the date of the next following annual meeting. The options generally expire six years after the date of grant.

        The exercise price of options granted under the Directors Plan is to be equal to the fair market value of a share of Class A common stock on the date of grant. On March 20, 2002, the closing price of the Class A common stock on The Nasdaq National Market was $4.90 per share.

Shares Subject to the Directors Plan

        The shares of Class A common stock that may be issued to grantees under the Directors Plan may be unissued shares or treasury shares. The Directors Plan provides for appropriate adjustment in the number of shares subject to the Directors Plan and to the grants previously made if there is a stock split, stock dividend, reorganization, or other relevant change affecting the Company's corporate structure or its equity securities. If any shares subject to an option are not issued because the option is not exercised, such shares will be available for future grants.

        As of March 20, 2002, stock options for 194,250 shares, in the aggregate, have been granted under the Directors Plan. All of these options have been granted to nonemployee directors. No options under the Directors Plan have been granted to any Named Executive Officer, any other executive officer, or any other employee, including any officer who is not an executive officer. Further, no nonemployee, other than a director, has been granted an option under the Directors Plan.

Eligible Participants

        Persons eligible to receive grants under the Directors Plan are directors who are not otherwise employees of the Company. As of March 20, 2002, the number of nonemployee directors eligible for grants was eight. The number of grantees could vary from year to year, depending upon the composition of the Board of Directors.

Administration

        The Directors Plan is administered by a committee consisting of two or more senior officers of the Company appointed by the Compensation Committee of the Board. The Committee has full authority to interpret the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan.

Termination of Service

        If an Eligible Director's service as a director terminates because of death or disability, any option held by such Eligible Director that has not yet become exercisable will become immediately exercisable. Such options will be exercisable, in the event of termination because of death, for one year following the date of death or until the expiration of the term of the option, whichever is shorter, or if because of disability, until the expiration of the stated term of the option. If a director whose service has been terminated because of disability dies prior to the expiration of the option, the option will thereafter be exercisable for one year from the date of death or until expiration of the term of the option, whichever is shorter.

Change in Control

        In the event of a "Change in Control" as defined in the Directors Plan, all options granted shall become fully exercisable and vested. For purposes of the Directors Plan, a "Change in Control" occurs when (i) the majority of the directors of the Company are persons other than persons whose election has been solicited by the Board of Directors or have been appointed by the Board to fill vacancies created by death, resignation, or a new position, (ii) any person or group of persons (as defined in Section 13(d) of the Exchange Act and the rules thereunder) acquires 30% or more of the outstanding voting stock of the Company, or (iii) the shareholders of the Company approve a merger or consolidation (other than a merger or consolidation with a subsidiary of the Company or in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger own more than 70% of the outstanding voting stock of the surviving corporation or its parent corporation), exchange of shares, sale or other disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company.

Tax Consequences

        Options granted under the Directors Plan are nonqualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended. Generally, no federal income tax is payable by an optionee upon the grant of an option. Under current tax law, upon exercise of a nonqualified stock option, the optionee will be taxed on the difference between the fair market value of the Class A common stock on the exercise date and the option exercise price. The Company will be entitled to a corresponding deduction on its tax return. Optionees are responsible for all federal, state, and local withholding taxes in respect of the exercise of an option.

Vote Required/Recommendation

        The affirmative vote of a majority of the combined voting power of the shares of Common Stock present and voting on such matter is required for approval of the amendment to the Directors Plan.

        The Board of Directors recommends that you vote for approval of the amendment to the Directors Plan to increase the number of shares authorized for issuance under the Directors Plan to 400,000 shares of Class A common stock. Unless you specify otherwise, your proxy will be so voted.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with regard to compensation paid to the Company's Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 2001 exceeded $100,000 (the "Named Executive Officers").

					Long-Term Compensation Awards
			Annual Compensation
Name and Principal Position	Fiscal Year					All Other Compensation(1)
			Salary	Bonus	Options
Richard P. Ekstrand, President and Chief Executive Officer	2001 2000 1999		$490,000 417,000 362,000	$230,300 — 274,938	109,193 56,900 25,000	$15,524 5,250 5,000	(2)
Wesley E. Schultz, Executive Vice President and Chief Financial Officer	2001 2000 1999		$380,000 294,000 254,000	$161,120 — 162,398	76,485 37,100 12,500	$12,847 5,250 5,000	(3)
Ann K. Newhall, Executive Vice President and Chief Operating Officer	2001 2000 1999	(5)	$380,000 294,000 224,100	$118,560 0 151,050	76,485 37,100 85,000	$12,847 5,250 4,412	(4)
Scott G. Donlea, Vice President Market Development	2001 2000 1999		$170,000 152,000 144,000	$25,153 15,000 56,033	12,849 — —	$3,962 3,974 3,778
David J. Del Zoppo, Vice President Finance and Accounting	2001 2000 1999		$160,000 145,000 105,000	$26,194 20,000 39,223	12,614 — —	$3,978 2,134 2,063

(1)
Except as otherwise indicated, for all years, All Other Compensation consists of Company contributions on behalf of each Named Executive Officer to the Company's 401(k) Plan.

(2)
Includes the Company's matching contribution to the Company's 401(k) Plan of $5,100 and its matching contribution to the deferred compensation plan of $10,424.

(3)
Includes the Company's matching contribution to the Company's 401(k) Plan of $5,100 and its matching contribution to the deferred compensation plan of $7,747.

(4)
Includes the Company's matching contribution to the Company's 401(k) Plan of $5,100 and its matching contribution to the deferred compensation plan of $7,747.

(5)
Ms. Newhall joined the Company in February 1999.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted to the Named Executive Officers during the 2001 fiscal year.

Individual Grants
				Percent of Total Options Granted to Employees in Fiscal Year					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Number of Shares Underlying Options Granted(1)
Name	Grant Date					Exercise Price ($/Share)		Expiration Date
									5%		10%
Richard P. Ekstrand	01/02/01 03/09/01	(3) (4)	80,000 29,193	16.8 6.1	% %	$ $	27.38 34.94	01/02/11 03/09/11	$ $	1,377,531 641,475	$ $	3,490,933 1,625,623
Wesley E. Schultz	01/02/01 03/09/01	(3) (4)	60,000 16,485	12.6 3.4	% %	$ $	27.38 34.94	01/02/11 03/09/11	$ $	1,094,654 362,234	$ $	2,618,200 917,973
Ann K. Newhall	01/02/01 03/09/01	(3) (4)	60,000 16,485	12.6 3.4	% %	$ $	27.38 34.94	01/02/11 03/09/11	$ $	1,094,654 362,234	$ $	2,618,200 917,973
Scott G. Donlea	01/02/01 03/09/01	(3) (4)	10,000 2,849	2.1 0.6	% %	$ $	27.38 34.94	01/02/11 03/09/11	$ $	182,442 62,603	$ $	436,367 158,648
David J. Del Zoppo	01/02/01 03/09/01	(3) (4)	10,000 2,614	2.1 0.5	% %	$ $	27.38 34.94	01/02/11 03/09/11	$ $	182,442 57,439	$ $	436,367 145,561

(1)
The number indicated is the number of shares of Class A Common Stock that can be acquired upon the exercise of options. Rural Cellular has not granted any stock appreciation rights.

(2)
The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices. We believe that future stock appreciation, if any, is unpredictable, and we are not aware of any formula that will determine with any reasonable accuracy the present value of stock options. No gain to optionees is possible without an appreciation in stock prices, and any increase will benefit all shareholders commensurately. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
A nonqualified stock option, which is not transferable and becomes exercisable in five equal annual installments beginning January 2, 2002.

(4)
A nonqualified stock option, which is not transferable and is 25% exercisable beginning on June 1, 2001 and 100% exercisable beginning March 9, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information relating to option exercises during fiscal 2001 and the number and value of shares of Class A Common Stock subject to options held by the Named Executive Officers as of December 31, 2001.

			Number of Shares Underlying Unexercised Options at Fiscal Year-End(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard P. Ekstrand	8,000	$124,960	144,228	198,415	$1,412,583	$400,650
Wesley E. Schultz	—	—	122,541	122,544	$1,407,285	$159,825
Ann K. Newhall	—	—	50,541	148,044	$402,910	$393,540
Scott G. Donlea	12,000	$144,240	48,812	17,137	$590,088	$44,700
David J. Del Zoppo	—	—	17,654	19,960	$167,780	$68,120

(1)
Rural Cellular has not granted any stock appreciation rights.

(2)
Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 2001 ($22.25) and the related option exercise price multiplied by the number of shares underlying the option.

Employment Agreements/Change in Control Provisions

        The Company has entered into employment agreements with Messrs. Ekstrand and Schultz and Ms. Newhall. Each agreement prohibits the individual from engaging in any activity competitive with our business or contacting our customers or employees for that purpose for a period of one year (for Mr. Ekstrand) or six months (for Mr. Schultz and Ms. Newhall) following termination of employment. The employment agreements, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and, unless the Company or the executive gives notice otherwise, are automatically renewed each year for an additional one-year period, so that the remaining term of employment is never less than two years. Each agreement may be terminated at any time by either the individual or us. If any of the agreements is terminated at any time by us for other than "just cause" (as defined in the employment agreements), we are obligated to continue payment of salary and other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus increases as may be determined from time to time, but at least annually.

        In the event any of these individuals is terminated for other than just cause or terminates his or her employment for "good reason" (as defined in the employment agreements), within 24 months following a change in control of the Company, he or she will be entitled to receive compensation in an amount equal to 2.99 times his or her "base amount" of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code), or, if the Company's EBITDA margin for the three immediately preceding years has averaged 30% or greater, an amount equal to 2.99 times the sum of his or her highest annual base salary as in effect from immediately prior to the change in control until the date of termination and the highest annual incentive payment to that individual for the period from the date of the change in control until the date of termination. In addition, the individual will be entitled to continue to participate in the Company's group medical, dental, life, and disability plans on the same basis as he or she participated immediately prior to termination for a period of eighteen months following the date of termination. The individual shall be responsible for payment of premiums to the same extent as prior to termination, and the Company will reimburse the individual for any amount by which the premium exceeds the amount for which the individual was responsible at the time of termination. If the individual obtains substantially equivalent coverage or benefits from another source, the Company will have no further obligation for these benefits.

        The Company has also entered into change in control agreements with Messrs. Donlea and Del Zoppo providing that in the event either is terminated for other than "just cause" or terminates his employment for "good reason" (each as defined in the agreements), within 24 months following a change in control of the Company, he will be entitled to receive compensation in an amount equal to 100% of the sum of his highest annual base salary as in effect during the period beginning twelve months prior to the change in control until the date of termination and the highest annual incentive payment to that individual for the period beginning twelve months prior to the change in control until the date of termination. In addition, he will be entitled to continue to participate in the Company's group medical, dental, life, and disability plans on the same basis as he participated immediately prior to termination for a period of six months following the date of termination. The individual shall be responsible for payment of premiums to the same extent as prior to termination, and the Company will reimburse the individual for any amount by which the premium exceeds the amount for which the individual was responsible at the time of termination. If the individual obtains substantially equivalent coverage or benefits from another source, the Company will have no further obligation for these benefits.

        In addition, in the event of a change in control, any award granted under our 1995 Stock Compensation Plan will become fully vested and exercisable.

        A change in control occurs when

  •
  the majority of our directors are not persons whose election was solicited by our board or who were appointed by our Board,

  •
  any person or group of persons acquires 30% or more of our outstanding voting stock, or

  •
  the shareholders approve a liquidation, or dissolution, or specified mergers or consolidations or exchanges of shares, or dispositions of substantially all of our assets.

        Under the terms of the employment agreements and a retention bonus and severance retention plan, the Named Executive Officers may be entitled to receive a "completion bonus" if a definitive agreement for a sale or merger of the Company is signed prior to July 1, 2002 and a closing occurs under the definitive agreement. Messrs. Ekstrand and Schultz and Ms. Newhall are entitled to receive a completion bonus in an amount equal to 100% of the individual's annual base salary if the individual is employed by the Company on the date the definitive agreement is signed. The award and amount of any completion bonus for Mr. Donlea or Mr. Del Zoppo will be determined by a committee composed of the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer. The completion bonus, if any, becomes payable in three installments, the first to be paid 90 days following the closing date, the second on the first anniversary of the closing date, and the third on the second anniversary of the closing date. Each payment is conditioned upon the individual's having remained an employee through the relevant payment date; however, if the individual's employment is terminated by the Company without just cause or by the individual for good reason, full payment is to be made. No bonus is payable if a definitive agreement has not been signed by July 1, 2002, or if a sale or merger is not completed within one year from the date of signing of the definitive agreement.

        Under the terms of the employment agreements and the retention bonus and severance retention plan, the Named Executive Officers (and all other employees) are also entitled to a "stock option adjustment" if a definitive agreement is signed prior to July 1, 2002, and the individual's employment is terminated by the Company without just cause or by the individual for good reason after the date the definitive agreement is signed and prior to the first anniversary of the closing date. In such event, the individual will be entitled to exercise any unexercised (but not expired) option until the earlier of the second anniversary of the date of termination or the date on which the option would have expired if the individual had remained an employee of the Company. No adjustment will be made if a sale or merger is not completed within one year from the date of signing a definitive agreement.

        For purposes of the completion bonus and the stock option adjustment, a sale or merger is defined as an acquisition by any person (other than the Company or any subsidiary or parent of the Company or any employee benefit plan of the Company or any subsidiary or parent of the Company) or group of persons acting in concert, whether by purchase, merger, exchange of shares, or otherwise, or a sale or disposition of 85% or more of the assets of the Company (based on the value of the assets as most recently determined for purposes of the Company's audited financial statements).

        In the event any payment made to a Named Executive Officer upon the occurrence of a change in control or sale or merger becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then, if the total payments exceed 330% of his or her "base amount" of compensation, the Company will pay such additional amounts as would put the individual in the same after-tax position as if such excise tax did not apply.

Deferred Compensation Plan

        The Company has adopted a deferred compensation plan, which permits designated key employees to defer between 5% and 100% of his or her compensation during any plan year. In fiscal 2001, Messrs. Ekstrand and Schultz and Ms. Newhall were eligible to participate in the deferred compensation plan. The purpose of the deferred compensation plan is to allow the individual to defer amounts in addition to the amounts permitted under the tax rules for contributions to 401(k) plans. Under the terms of the plan, the Company is required to make a matching contribution in an amount equal to 50% of the individual's deferred amount, but only to the extent the deferred amount, when added to any amounts contributed by the individual to the Company's 401(k) plan, does not exceed 6% of the individual's compensation. In fiscal 2001, the matching contributions were made throughout the year. During 2002, the matching contribution will be made in the discretion of the Company at the end of the year and will be contingent upon the Company's reaching established financial goals.

        Payment of benefits from the deferred compensation plan is to be made upon termination of the participant's employment. In the event of the participant's death, the balance in the participant's account is to be paid to the participant's beneficiary. Payment may be made by lump sum or in up to ten annual installments, as elected by the participant.

Report of Compensation Committee

        Overview and Philosophy.    The Compensation Committee of the Board is composed entirely of nonemployee directors. The members of the Compensation Committee during fiscal 2001 were Paul J. Finnegan (Chair), Marvin C. Nicolai, Don C. Swenson, and George W. Wikstrom. The Compensation Committee's duties include consideration of and recommendation to the Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies.

        The objectives of our executive compensation program are:

  •
  to attract and retain superior talent and reward individual performance;

  •
  to support the achievement of the Company's financial and strategic goals; and

  •
  through stock-based compensation, align the executive officers' interest with the success of the Company.

        Our executive compensation program strives to be competitive with the compensation programs of comparable wireless telecommunications companies. In that respect, the Company compares itself to companies similar in size within the wireless telecommunications industry. These may include companies in the peer group described below under "Stock Performance Graph," but nonpublic companies similar in size to the Company are also included. In comparing itself to these companies, the Company relies upon salary survey data developed and published by external sources, including the Cellular Telecommunications Internet Association and a compensation consulting firm.

        The Compensation Committee periodically conducts a review of our executive compensation programs to ensure that the programs are meeting the objectives listed above. In its review, the committee considers data submitted by management and external data, including the data referred to in the preceding paragraph.

        Compensation for our executives has three components: base salary, incentive bonuses, and stock options. The Compensation Committee recommends executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances.

        Base Salary.    In making recommendations to the Board of Directors regarding an individual's base salary, the Compensation Committee considers the compensation levels of similar positions at comparable companies, the responsibilities and performance of the individual executive officer, and the Company's recent financial performance.

        Generally, salary determinations are made prior to the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with a performance appraisal for each other executive officer that assesses the individual's performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual's overall performance assessment and where the individual's salary falls within the range of salaries for similar positions at comparable companies within the industry. Salary determinations for newly hired executive officers are made prior to an offer of employment and are based upon the individual's prior experience, anticipated contribution to the Company, and the range of salaries for similar positions at comparable companies within the industry.

        Increases in the base salaries for fiscal 2001 of the Company's five Named Executive Officers averaged 21.4%, ranging between 10.3% and 29.3%.

        Incentive Bonuses.    Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon our financial performance and the officer's achievement of specified individual goals. The purpose of this annual cash incentive program is to provide a direct financial incentive to the executive officers to meet or exceed our financial and other market-based performance objectives.

        Potential bonus awards for executive officers are determined at the beginning of each fiscal year. For fiscal 2001, each Named Executive Officer's potential annual bonus (in maximum amounts ranging from 35% to 100% of the individual's base salary) was based on attainment of certain financial goals as reflected in the Company's fiscal 2001 budget and specified individual goals. For fiscal 2001, Named Executive Officers received annual bonuses of between 15% and 47% of base salary.

        Stock Options.    Stock options are the principal vehicle used by us for the payment of long-term compensation and to provide a stock-based incentive to improve the Company's financial performance. The objectives of stock option grants are to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

        Stock options are designed to align the interest of our executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Class A Common Stock and return to shareholders. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

        In 2001, stock options to purchase in the aggregate 287,626 were granted to the Named Executive Officers. The grants were based on the individual's actual and/or potential contributions to the Company. The exercise price for the options was equal to the market price of the Class A Common Stock on the date of grant. Accordingly, an executive receiving an option is rewarded only if the market price of the Company's Class A Common Stock appreciates. Stock options are recommended by the Compensation Committee and authorized by the Board of Directors. We may periodically grant new options to these individuals to provide continuing incentives for future performance.

        Chief Executive Officer's Compensation.    The Compensation Committee determines Mr. Ekstrand's compensation package in accordance with the methodology described above. In evaluating and setting the Chief Executive Officer's target annual compensation, the committee reviews our business and financial performance, considering such factors as sales, earnings, customer growth, and market share, as well as the Company's progress with respect to its long-term goals and strategies. The committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors.

        For fiscal 2001, the Compensation Committee recommended that the Chief Executive Officer's salary be increased by approximately 17.5% to $490,000, based upon its evaluation of Mr. Ekstrand's contribution toward the achievement of our financial strategies and other goals, significant growth during 2000, and comparative chief executive officer salary information.

        Mr. Ekstrand's received an annual bonus for fiscal 2001 of $230,300, based on the achievement of certain financial and individual goals. In 2001 Mr. Ekstrand was granted options to purchase 109,193 shares at $27.38—$34.94 per share.

        Other Information.    In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee considered the impact of this limitation on the Company and determined that it would be in the best interests of the Company to preserve the tax deduction for compensation paid to the chief executive officer and other Named Executive Officers as much as possible consistent with the Company's executive compensation program. Accordingly, based on the recommendation of the Compensation Committee, the Company has adopted a management incentive plan, which was approved by the shareholders, in order to meet the requirements of Section 162(m). Incentive compensation for the Named Executive Officers is determined in accordance with the terms of the management incentive plan.

Paul J. Finnegan, Chair	Marvin C. Nicolai	Don C. Swenson	George W. Wikstrom
Members of the Compensation Committee

Stock Performance Graph

        The following graph compares the cumulative total shareholder return on our common stock for the period beginning December 31, 1996 through December 31, 2001, with the cumulative total returns of the Standard & Poor's Corporation ("S&P") 500 Stock Index, an old peer group index consisting of eight publicly traded wireless companies (described below), and a new peer group index consisting of nine publicly held wireless companies. The comparison assumes $100 was invested in the Company's common stock and in each index at the beginning of the comparison period and reinvestment of dividends.

        We have decided to change our peer group index to reflect changes in the wireless industry, including the emergence of new companies and the consolidation of existing companies. Our old peer group consists of Centennial Cellular Corp., Century Tel Inc., Powertel, Inc., Price Communications Corporation, Rogers Wireless Communications, Inc., United States Cellular Corporation, Voicestream Wireless Corp., and Western Wireless Corporation. Our new peer group consists of Alltel Corporation, AT&T Wireless Services, Inc., Centennial Cellular Corp., Dobson Communications Corporation, Leap Wireless International, Inc., Sprint PCS Group, Triton PCS Holdings, United States Cellular Corporation, and Western Wireless Corporation.

	Cumulative Total Return
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
RURAL CELLULAR CORPORATION	100.00%	135.71	109.09	940.26	307.79	231.17
S&P 500	100.00%	133.26	171.47	207.56	188.66	166.24
NEW PEER GROUP	100.00%	131.28	191.65	510.42	280.27	278.13
OLD PEER GROUP	100.00%	132.37	232.94	455.86	298.98	241.64

CERTAIN TRANSACTIONS

        Rural Cellular Corporation and its management and security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. As a general rule, we have not retained an independent third party to evaluate these transactions, and there has been no independent committee of our Board of Directors to evaluate these transactions. Notwithstanding this fact, we believe that the terms and conditions of these transactions, including the fees or other amounts paid by us, were established through arm's-length negotiations which adequately took into account transactions of a similar nature entered into by us with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that we could not have obtained more favorable terms from an unaffiliated third party.

Transactions with Management and Security Holders

        We have entered into various arrangements with our shareholders or their affiliates. Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $60,000 in fiscal 2001 are described below. Except as may be otherwise indicated below, we anticipate that amounts paid or earned in 2002 will be similar to the 2001 amounts.

        Leases, Transmission Services, and Agency Agreements.    We have arrangements with several of our shareholders for leasing cell sites and using telephone lines for transmission between cell sites and the switch serving our cellular network. We currently lease office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of our shareholders and their affiliates serve as agents for the sale of our cellular and paging services.

  •
  During 2001, we paid $902,986, to Arvig Enterprises, Inc. and its affiliates for all services. Arvig Enterprises, Inc. is the beneficial owner of more than 5% of our outstanding Class B Common Stock. Don C. Swenson, one of our directors and chairman of our compensation committee, serves as a director of Arvig Enterprises, Inc. and had served as director of operations for Arvig Communications, Inc., an affiliate of Arvig Enterprises, Inc., from 1981 until his retirement in October 2001.

  •
  During 2001, we paid $211,136, to Paul Bunyan Rural Telephone Cooperative and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services. Jeffrey S. Gilbert, one of our directors and chairman of our audit committee, is general manager of Northern Communications, Inc., a subsidiary of Paul Bunyan, and assistant manager of Paul Bunyan.

  •
  During 2001, we paid $146,162, to Consolidated Telephone Company and its affiliates for all services. Consolidated Telephone Company beneficially owns more than 5% of our outstanding Class B Common Stock. Marvin C. Nicolai, one of our directors and a member of our audit committee and our compensation committee, served as the general manager of Consolidated Telephone Company until his retirement in July 2001.

  •
  During 2001, we paid $121,144, to Garden Valley Telephone Co. and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services.

        Roaming Arrangements.    We have roaming agreements with United States Cellular Corporation, a subsidiary of Telephone & Data Systems, Inc. Under the roaming agreements, we pay for service provided to our customers in areas served by United States Cellular Corporation and receive payment for service provided to customers of United States Cellular Corporation in our cellular service areas. We negotiated the rates of reimbursement with United States Cellular Corporation, and the rates reflect those charged by all carriers. Roaming charges are passed through to the customer. During 2001, charges to our customers for services provided by United States Cellular Corporation totaled $1,447,047, and charges by us to customers of United States Cellular Corporation totaled $2,051,933.

        Cellular and Paging Service and Equipment.    Several of our shareholders are customers for our cellular and paging services and, in connection therewith, also purchase or lease cellular telephones and pagers from us. During 2001, Arvig Enterprises, Inc. and its affiliates were billed $201,102 and Paul Bunyan and its affiliates were billed $68,643, for these services and equipment.

OTHER MATTERS

        The Board of Directors is not aware that any matter other than those described in the Notice will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxied shares in accordance with their best judgment on such matters.

INDEPENDENT AUDITORS

        The Company's independent auditors for Fiscal 2001 were Arthur Andersen LLP, independent public accountants. Arthur Andersen has served in that capacity for RCC since 1996 and is familiar with the Company's business affairs, financial controls and accounting procedures. The Audit Committee of the Board of Directors has considered the qualifications and experience of Arthur Andersen, and, based upon the recommendation of the Audit Committee, the Board of Directors has appointed them as independent auditors of the Company for the current fiscal year, which ends December 31, 2002 ("Fiscal 2002"). This appointment is subject to the outcome of the events discussed in the following paragraph.

        In past years, RCC's shareholders have been asked to ratify the appointment of Arthur Andersen as independent auditors for the current year. In light of the events surrounding Arthur Andersen, including its involvement with the bankruptcy of Enron Corporation, the Company continues to monitor the developments regarding Arthur Andersen. The Company may decide, pending the outcome of the US Department of Justice legal proceedings against Arthur Andersen or other developments affecting the viability of Arthur Andersen, to change independent public accountants. In light of this uncertainty and because ratification of the independent auditors by shareholders is not legally required, shareholders are not being asked to ratify the appointment of independent auditors for the year ending December 31, 2002.

        Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Report of Audit Committee

        The Audit Committee of the Board of Directors is comprised of four nonemployee directors. The members of the Audit Committee during fiscal 2001 were: Jeffrey S. Gilbert, chair, John Hunt, Marvin C. Nicolai, and George M. Revering. All members are independent as defined under the rules of The Nasdaq Stock Market.

        The Audit Committee held four meetings during fiscal 2001. The meetings were designed to facilitate and encourage communication between the Audit Committee and the internal auditors and the Company's independent public accountants, Arthur Andersen.

        During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and the auditors.

        The discussions with the auditors included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The auditors also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with the auditors. The Audit Committee also considered whether the provision by the auditors of other services is compatible with the auditors' independence.

        Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's annual report on Form 10-K.

Jeffrey S. Gilbert, Chair	John Hunt	Marvin C. Nicolai	George M. Revering
Members of the Audit Committee

Independent Auditors' Fees

        Audit Services.    The Company paid Arthur Andersen audit related fees of $270,000 for the year ended December 31, 2001. These fees were paid for professional services related to the annual audit and reviews of quarterly financial statements included as part of the Company's Form 10-Q filings for the year.

        Information and Technology Services.    The Company did not engage Arthur Andersen for services related to information technology during the year ended December 31, 2001.

        Other Non-Audit Services.    For the year ended December 31, 2001, the Company was billed by Arthur Andersen $581,000 for non-audit services. These services related primarily to assistance on securities offerings, tax return preparation and acquisition related services.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        The Company's 2003 Annual Meeting of Shareholders is expected to be held on or about May 15, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about April 7, 2003. In order to be included in the Company's proxy materials for the 2003 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 9, 2002.

        Under the Company's bylaws, for business to be properly brought before the 2003 Annual Meeting, a shareholder must give notice in writing to the Secretary of the Company no later than March 26, 2003. Any proposal not submitted by such date will not be considered at the 2003 Annual Meeting.

        In addition, pursuant to Rule 14a-4 under the Exchange Act, if the Company receives notice of such proposal on or after March 26, 2003, under Rule 14a-4, the persons named in the proxy solicited by the Company's Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal.

COPIES OF REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, accompanies the Notice of Annual Meeting and Proxy Statement.

        It is important that Proxies be returned promptly. Shareholders are urged to sign, date, and forward the Proxy by return mail.

BY ORDER OF THE BOARD OF DIRECTORS

Ann K. Newhall Secretary
April 8, 2002

RURAL CELLULAR CORPORATION

STOCK OPTION PLAN
FOR NONEMPLOYEE DIRECTORS
(As Amended through February 21, 2002)

        1.    Purpose.    This Stock Option Plan (the "Plan") for RURAL CELLULAR CORPORATION, a Minnesota corporation (the "Company"), is intended to advance the interests of the Company by providing members of the Board of Directors, who are responsible for the direction of the Company, with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to attract, reward and retain them as directors of the Company. These goals will be effectuated through the granting of nonqualified options to purchase Common Stock of the Company.

        2.    Definitions.    In addition to definitions that may be contained elsewhere herein, for purposes of this Plan, the following terms shall be defined as set forth below:

          (a)  "Affiliate" means any entity other than the Company and its Parents and Subsidiaries that has been designated by the Board of Directors or a relevant committee to be a participating employer under any stock option plan in which employees of the Company are eligible to participate, providing that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interest in such entity.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d)  "Committee" means the Committee referred to in Section 3 of the Plan.

          (e)  "Disability" means disability as determined under procedures established by the Board for purposes of this Plan or as defined in Section 22(e)(3) of the Code.

          (f)    [deleted]

          (g)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (h)  "Fair Market Value" means as of any given date, unless otherwise determined by the Board in good faith, the closing bid price of the Stock as reported on The Nasdaq Small-Cap Market or, if the Stock is then traded on The Nasdaq National Market or on a national or regional securities exchange, the closing price of the Stock on The Nasdaq National Market or such exchange.

          (i)    "Option Agreement" means any written agreement, contract, or other instrument or document evidencing any Option granted hereunder and signed by both the Company and the Participant.

          (j)    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (k)  "Participant" means any person entitled to participate in this Plan as set forth in Section 4 hereof.

          (l)    "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

          (m)  "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

          (n)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        3.    Administration.    The Plan shall be administered by the Board, which, in its discretion, may delegate some or all of its authority hereunder to a committee consisting of two or more directors of the Company appointed by the Board. The Members of such Committee shall meet the qualifications set forth in Rule 16b-3 under the Exchange Act, as it may be amended from time to time. Grants of Common Stock under the Plan shall be made automatically as provided in Section 5. However, the Board shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

        4.    Eligibility.    Options will be granted only to persons who at the time of the grant are directors of the Company and who are not otherwise employees of the

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Company or any Parent, Subsidiary, or Affiliate of the Company ("Nonemployee Director" or "Nonemployee Directors").

        5.    Options.

          (a)    Annual Grant.    Each year, on the first business day following the annual meeting of the Company's shareholders, each person then serving as a Nonemployee Director of the Company, whether elected at the immediately preceding meeting or continuing to serve a term yet to be completed, shall be granted an Option to purchase 5,250 shares of Stock. Except as otherwise may be provided herein, each Option (i) shall be subject to all of the terms of the Plan, (ii) shall be granted for a term of six years, and (iii) shall vest and become fully exercisable on the date of the next annual shareholders meeting or, if earlier, one year from the date of the grant; provided, in each instance, that the Participant has continuously served as a Nonemployee Director of the Company through such date.

          (b)    Special Grants.

              (i)  In the event that a Nonemployee Director is initially appointed or elected at any time other than an annual shareholders' meeting, such Nonemployee Director shall be granted an option to purchase 5,250 shares of Stock if appointed within six months of the previous annual meeting.

            (ii)  Each Nonemployee Director holding office immediately after the annual shareholders meeting held in 1996 but who is not elected at that meeting shall be granted an Option to purchase 5,250 shares of Stock if such Nonemployee Director is serving a term which will expire in 1997 or an Option to purchase 10,500 shares if such Nonemployee Director is serving a term which will expire in 1998.

            (iii)  Each Option granted pursuant to Section 5(b)(i) hereof shall vest and become fully exercisable on the date of the next following annual shareholders meeting, provided that the Participant has continuously served as a Nonemployee Director of the Company through such date, and shall expire on the fifth anniversary of the date of such shareholders' meeting. Each Option granted pursuant to Section 5(b)(ii) hereof shall vest and become fully exercisable in annual installments of 5,250 shares each on the date of the annual shareholders' meeting, commencing with the first annual meeting following the date of grant; provided, in each instance, that the Participant has continuously served as a Nonemployee Director of the Company through such date. Options for 5,250 shares shall expire on the fourth anniversary of the date of grant;

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    Options for 10,500 shares shall expire on the fifth anniversary of the date of grant, and Options for 15,750 shares shall expire on the sixth anniversary of the date of grant. In all other respects, Options granted under this Section 5(b) shall be subject to all other terms and provisions of the Plan.

          (c)    Exercise Price.    The exercise price per share of Stock purchasable under any Option shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

          (d)    Method of Exercise.    Stock Options may be exercised in whole or in part any time during the term of the Option. Payment of the exercise price shall be made by (i) cash or certified bank check, (ii) delivery of shares of Stock that the Participant has owned for at least six months prior to the date of exercise, or (iii) any combination of the foregoing. For purposes of this paragraph, shares of Stock that are delivered in payment of the exercise price shall be valued at their Fair Market Value as of the date of the exercise of the Option. The Company's obligation to deliver shares upon the exercise of Options shall be subject to any applicable federal, state, and local tax withholding requirements. A Participant may elect to satisfy any tax obligation triggered by the exercise of an Option by the withholding of shares otherwise deliverable upon such exercise.

          (e)    Restrictions on Transfer of Option.    Except as may otherwise be provided in the related Option Agreement, which provision shall have been approved in advance by the Board, each Option granted under this Plan shall be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Except as may otherwise be provided in the related Option Agreement, which provision shall have been approved in advance by the Board, an Option may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

        6.    Shares of Stock Subject to the Plan.    There shall be reserved and available for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of 400,000 shares of Stock. Such shares may consist, in whole or in part, of authorized but unissued shares of Stock or issued shares that have been reacquired by the Company. If any shares subject to an Option are not issued because the Option is not exercised, such shares shall again be available for distribution in connection with future Options.

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        In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding options granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.

        7.    Death or Disability of Participant.

          (a)    Termination by Death.    If a Participant's service to the Company terminates by reason of death, any Stock Option held by such Participant will immediately become exercisable as set forth in Section 7(c) and may thereafter be exercised by the legal representative of the Participant's estate or by any person who acquired the Option by will or the laws of descent and distribution for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (b)    Termination by Reason of Disability.    If a Participant's service to the Company terminates by reason of Disability, any Stock Option held by such Participant shall immediately become exercisable as set forth in Section 7(c) and may thereafter be exercised by the Participant until the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies prior to the expiration of the Option, any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (c)    Acceleration of Exercisability.    In the event a Participant's service to the Company is terminated as described in Section 7(a) or 7(b), any Stock Option held by such Participant for the purchase of 5,250 shares shall become immediately exercisable in full, and any Stock Option held by such Participant for the purchase of more than 5,250 shares shall become immediately exercisable as to 5,250 shares if the Option was granted less than one year prior to the termination event, as to 10,500 shares if the Option was granted more than one year but less than two years prior to the termination event, and as to 15,750 shares if the Option was granted more than two years prior to the termination event.

        8.    Restrictions on Transfer of Stock.    Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company may require that the Participant represent to and agree with the Company in writing that he or she is acquir-

5

ing such shares of Stock for the purpose of investment and with no present intention to transfer, sell, or otherwise dispose of such shares of Stock. Further, in the absence of such registration, no shares of Stock acquired pursuant to exercise of an Option may be transferred unless, in the opinion of counsel to the Company, such transfer is in compliance with applicable securities laws, and each certificate representing any shares of Stock issued to a Participant hereunder shall have endorsed thereon an appropriate legend referring to the restrictions against transfer.

        9.    Amendment of the Plan.    The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Nonemployee Director with respect to Options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax, or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act, or (ii) to increase the maximum number of shares of Stock subject to this Plan, increase the maximum number of shares issuable to any Nonemployee Director under this Plan, or change the definition of persons eligible to receive Options under this Plan.

        10.    Applicability of Plan to Outstanding Stock Options.    This Plan shall not affect the terms and conditions of any stock options currently outstanding to any director of the Company, nor shall it affect any of the rights of any director to whom such a stock option was granted.

        11.    Effective Date of Plan.    This Plan shall become effective on September 30, 1995, subject to approval by the shareholders of the Company within twelve months of the date of adoption by the Board of Directors.

        12.    Change in Control Provisions.

          (a)    Impact of Event.    In the event of a "Change in Control" as defined in Section 12(b) all Options granted hereunder shall become fully exercisable and vested.

          (b)    Definition of "Change in Control."    For purposes of Section 12(a), a "Change in Control" means the happening of any of the following:

              (i)  A majority of the directors of the Company shall be persons other than persons

              (A)  For whose election proxies shall have been solicited by the Board, or

6

              (B)  Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

            (ii)  30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

            (iii)  The shareholders of the Company approve a definitive agreement or plan to

              (A)  Merge or consolidate the Company with or into another corporation other than

                (1)  a merger or consolidation with a subsidiary of the Company or

                (2)  a merger in which

                  (a)  the Company is the surviving corporation,

                  (b)  no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

                  (c)  the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immedi-

7

          ately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

                  (d)  if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

              (B)  exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

              (C)  sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

              (D)  liquidate or dissolve the Company.

        13.    Nonexclusivity of the Plan.    The adoption of this Plan shall not be construed as limiting the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        14.    Miscellaneous.

          (a)    Governing Law.    This Plan shall be governed by and construed in accordance with the laws of the State of Minnesota, and all terms shall be interpreted and construed so that there shall not be committed any violation of applicable state or federal securities laws.

          (b)    No Additional Rights of Service.    Participation in or eligibility for participation in the Plan does not grant any person any right of service as a director, and the Company retains the right to terminate service of any director pursuant to Company's Articles, Bylaws, and applicable law.

8

        APPROVED and adopted by the Board of Directors of RURAL CELLULAR CORPORATION as of August 23, 1995, and approved by the shareholders on September 15, 1995. The number of shares originally reserved for this Plan has been adjusted to reflect a Stock split approved by the Board of Directors on November 28, 1995.

        This Plan has been restated to include: (i) an amendment to Section 5(b) adopted by the Board of Directors effective November 28, 1995, which was approved by the shareholders at the 1996 annual meeting held on May 23, 1996; (ii) amendments adopted by the Board of Directors effective October 18, 1996, to conform to changes in Rule 16b-3 under the Securities Exchange Act of 1934; (iii) amendments to Sections 5(a), 5(b)(i) and (iii) and 7(c) adopted by the Board of Directors effective March 20, 1997; and (iv) an amendment to Section 6 to increase the number of shares authorized to be issued under this Plan to 400,000 shares of Class A common stock adopted by the Board of Directors on February 21, 2002, and approved by the shareholders on                        .

9

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 16, 2002
10:00 a.m.
Holiday Inn of Alexandria 5637 Hwy 29 South Alexandria, Minnesota
Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2002.

The shares of Class A Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

There are two ways to vote your Proxy
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY # CONTROL #
VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK *** EASY *** IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, May 15, 2002.
• You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Rural Cellular Corporation, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Internet, please do not mail your Proxy Card.

- Please detach here -

------------------------------------------------------------------------------------------------------------------------------------------

1.	ELECTION OF THREE DIRECTORS (CLASS II) TO SERVE A TERM OF THREE YEARS: 01 Ann K. Newhall 02 George M. Revering 03 Don C. Swenson	☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	PROPOSAL TO INCREASE NUMBER OF SHARES Authorized for the Company's Stock Option Plan for Nonemployee Directors to 400,000.	☐	For	☐	Against	☐	Abstain
This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.
Address Change? Mark Box Indicate changes below:	☐	I Plan to Attend the Meeting	☐
Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 16, 2002
10:00 a.m.
Holiday Inn of Alexandria 5637 Hwy 29 South Alexandria, Minnesota
Rural Cellular Corporation P.O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2002.

The shares of Class B Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

There are two ways to vote your Proxy
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY # CONTROL #
VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK *** EASY *** IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, May 15, 2002.
• You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above, to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Rural Cellular Corporation, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Internet, please do not mail your Proxy Card.

- Please detach here -

------------------------------------------------------------------------------------------------------------------------------------------

1.	ELECTION OF THREE DIRECTORS (CLASS II) TO SERVE A TERM OF THREE YEARS: 01 Ann K. Newhall 02 George M. Revering 03 Don C. Swenson	☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	PROPOSAL TO INCREASE NUMBER OF SHARES Authorized for the Company's Stock Option Plan for Nonemployee Directors to 400,000.	☐	For	☐	Against	☐	Abstain
This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.
Address Change? Mark Box Indicate changes below:	☐	I Plan to Attend the Meeting	☐
Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

QuickLinks

TABLE OF CONTENTS
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
BOARD RECOMMENDATIONS
OWNERSHIP OF VOTING SECURITIES
ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 INCREASE IN NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
COPIES OF REPORT ON FORM 10-K
STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS (As Amended through February 21, 2002)